UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2011

SECURE LUGGAGE SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-162518	68-0677444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2375 East Camelback Road, 5th Floor, Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 387-4035

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 4, 2011, the Delaware Secretary of State accepted for filing a Certificate of Amendment, increasing the total number of shares our company is authorized to issue to 120,000,000, which includes the creation of 20,000,000 shares of preferred stock with a par value of $0.001. The increase of our authorized capital and the creation of preferred stock was approved by our directors and a majority of our shareholders on March 31, 2011. Our authorized capital now consists of 100,000,000 shares of common stock with a par value of $0.001 and 20,000,000 shares of preferred stock with a par value of $0.001. The effective date of the amendment is April 8, 2011.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Amendment filed April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE LUGGAGE SOLUTIONS INC.

/s/ “Donald G. Bauer”
Donald G. Bauer
Chief Executive Officer and
Chief Financial Officer

April 5, 2011